UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2014

THE MOSAIC COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-0891589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Campus Drive Suite E490 Plymouth, Minnesota	55441
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 918-8270

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 20, 2014, The Mosaic Company (“Mosaic,” and Mosaic and its subsidiaries, individually or in any combination, the “Company”) entered into an unsecured term loan facility with U.S. Bank National Association, as Syndication Agent, Wells Fargo Bank, National Association, as Administrative Agent, and certain other lenders (the “Term Loan Facility”). Under the Term Loan Facility, to September 19, 2014, Mosaic may on up to two occasions borrow, on a pro rata basis, up to $370 million under Term A-1 Loans (the “Term A-1 Loans”) and up to $430 million under Term A-2 Loans (“Term A-2 Loans,” and collectively with the Term A-1 Loans, “Loans”). The lenders commitments to loan such amounts expire on the earlier of September 19, 2014, full funding of the Loans or earlier termination of the loan commitments (the “Commitment Termination Date”). Final maturity of the Term A-1 Loans is the third anniversary of the Commitment Termination Date and final maturity of the Term A-2 Loans is the fifth anniversary of the Commitment Termination Date. In addition, Mosaic is required to repay 5.00% of the Term A-1 loan balance on each of the first two anniversaries of the Commitment Termination Date and 5.00% of the Term A-2 loan balance on each of the first two anniversaries, 7.50% on the third anniversary, and 10.00% on the fourth anniversary of the Commitment Termination Date. A ticking fee accrues at an annual rate of .0125% on the aggregate undrawn commitments under the Term Loan Facility beginning April 19, 2014. Mosaic may prepay outstanding Term A-1 Loans and Term A-2 Loans at any time and from time to time, without premium or penalty.

As of the date hereof, no borrowings have been made or are outstanding under the Term Loan Facility. Prior to September 19, 2014, Mosaic plans to use net proceeds from borrowings under the Term Loan Facility to replace cash that Mosaic used to fund its purchase on March 17, 2014 of the Florida phosphate assets and assumption of certain related liabilities of CF Industries, Inc. (“CF”) for $1.2 billion plus an additional $200 million to fund CF’s asset retirement obligation escrow, as previously reported in Mosaic’s Current Report on Form 8-K dated March 17, 2014 and filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 18, 2014. Under the Term Loan Facility, proceeds of borrowings may also be used for working capital, capital expenditures, dividends, share repurchases, other acquisitions and other lawful corporate purposes.

The Term Loan Facility has cross-default provisions that, in general, provide that a failure to pay principal or interest under any one item of other indebtedness in excess of $50 million or $75 million for multiple items of other indebtedness, or breach or default under such indebtedness that permits the holders thereof to accelerate the maturity thereof, will result in a cross-default.

The Term Loan Facility requires the Company to maintain certain financial ratios, including a maximum ratio of Total Debt to EBITDA (as defined) of 3.5 to 1.0, as well as a minimum Interest Coverage Ratio (as defined) of not less than 3.0 to 1.0.

The Term Loan Facility also contains other events of default and covenants that limit various matters. These provisions include limitations on indebtedness, liens, investments and acquisitions (other than capital expenditures), certain mergers, certain sales of assets and other matters customary for credit facilities of this nature.

Mosaic hereby agrees to furnish the SEC, upon request, with a copy of the Term Loan Facility, to the extent required by rules and regulations of the SEC.

Item 3.03	Material Modification to Rights of Security Holders.

The material in Item 2.03 of this report is incorporated herein by reference.

*****

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the acquisition and assumption of certain related liabilities of the Florida phosphate assets of CF and the ammonia supply agreements with CF; the benefits of the transactions with CF; repurchases of stock; other proposed or pending future transactions or strategic plans and other statements about future financial and operating results. Such statements are based upon the current beliefs and expectations of The Mosaic Company’s management and are subject to significant risks and uncertainties. These risks and uncertainties include but are not limited to risks and uncertainties arising from difficulties with realization of the benefits of the transactions with CF, including the risks that the acquired assets may not be integrated successfully or that the cost or capital savings from the transactions may not be fully realized or may take longer to realize than expected, or the price of natural gas or ammonia changes to a level at which the natural gas based pricing under one of the long term ammonia supply agreements with CF becomes disadvantageous to Mosaic; customer defaults; the effects of Mosaic’ decisions to exit business operations or locations; the predictability and volatility of, and customer expectations about, agriculture, fertilizer, raw material, energy and transportation markets that are subject to competitive and other pressures and economic and credit market conditions; the level of inventories in the distribution channels for crop nutrients; changes in foreign currency and exchange rates; international trade risks and other risks associated with Mosaic’s international operations and those of joint ventures in which Mosaic participates, including the risk that protests against natural resource companies in Peru extend to or impact the Miski Mayo mine; changes in government policy; changes in environmental and other governmental regulation, including greenhouse gas regulation, implementation of numeric water quality standards for the discharge of nutrients into Florida waterways or possible efforts to reduce the flow of excess nutrients into the Mississippi River basin or the Gulf of Mexico; further developments in judicial or administrative proceedings, or complaints that Mosaic’s operations are adversely impacting nearby farms, business operations or properties; difficulties or delays in receiving, increased costs of or challenges to necessary governmental permits or approvals or increased financial assurance requirements; resolution of global tax audit activity; the effectiveness of the Company’s processes for managing its strategic priorities; the ability of the Northern Promise joint venture among Mosaic, Ma’aden and SABIC to obtain project financing in acceptable amounts and upon acceptable terms, the future success of current plans for the joint venture and any future changes in those plans; adverse weather conditions affecting operations in Central Florida, the Mississippi River basin or the Gulf Coast of the United States, and including potential hurricanes, excess rainfall or drought; actual costs of various items differing from management’s current estimates, including, among others, asset retirement, environmental remediation, reclamation or other environmental regulation, Canadian resources taxes and royalties, the liabilities Mosaic is assuming in the proposed phosphate assets acquisition or the cost of Mosaic’s commitments to repurchase its stock; reduction of Mosaic’s available cash and liquidity, and increased leverage, due to its use of cash and/or available debt capacity to fund share repurchases, financial assurance requirements and strategic investments; brine inflows at Mosaic’s Esterhazy, Saskatchewan, potash mine or other potash shaft mines; other accidents and disruptions involving Mosaic’s operations, including potential mine fires, floods, explosions, seismic events or releases of hazardous or volatile chemicals, as well as other risks and uncertainties reported from time to time in The Mosaic Company’s reports filed with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: March 25, 2014	By:	/s/ Richard L. Mack
	Name:	Richard L. Mack
	Title:	Executive Vice President, General Counsel and Corporate Secretary